SUB-ITEM 77Q1(a)


(i) Articles of Correction to the Articles of Amendment and Restatement of the Articles of Incorporation filed with Post-Effective Amendment No. 34 to INVESCO Sector Funds, Inc. Registration Statement on January 30, 2002 and incorporated herein by reference.

(ii) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation filed with Post-Effective Amendment No. 34 to INVESCO Sector Funds, Inc. Registration Statement on January 30, 2002 and incorporated herein by reference.